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                                                                         2(G)(3)

                       SUB-INVESTMENT ADVISORY AGREEMENT
                                     AMONG
                   FIDELITY INTERNATIONAL INVESTMENT ADVISORS
                                      AND
                       FIDELITY INVESTMENT JAPAN LIMITED
                                      AND
                       FIDELITY ADVISOR KOREA FUND, INC.

     AGREEMENT made this 25th day of October, 1994 by and among Fidelity International Investment Advisors, a Bermuda company with principal offices at Pembroke Hall, Pembroke, Bermuda (hereinafter called "Advisor"). Fidelity Investments Japan Limited, a corporation organized under the laws of Japan with principal offices at 19th Floor, Shiroyama JT Mori Building. 4-3-11.C. Toranomon, Minato, Tokyo 105. Japan, (hereinafter called the "Sub-Advisor") and Fidelity Advisor Korea Fund. Inc., a Maryland corporation (the "Fund").

     WHEREAS the Fund and the Advisor have entered into an Investment Advisory Agreement pursuant to which the Advisor is to act as the investment adviser of the Fund; and

     WHEREAS the Sub-Advisor has personnel in Japan and has been formed in part for the purpose of researching and compiling information and recommendations with respect to the economies of various countries, including Japan, and securities of issuers located in such countries and providing investment advisory services in connection therewith;

     NOW. THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Fund, the Advisor and The Sub-Advisor agree as follows:

     1. DUTIES: The Advisor may, in its discretion, appoint the Sub-Advisor to perform one or more of the following services with respect to all or a portion of the investments of the Fund. The services and the portion of the investments of the Fund to be advised or managed by the Sub-Advisor shall be as agreed upon from time to time by the Advisor and The Sub-Advisor, provided, however, that until further notice from the Advisor to the Sub-Advisor, the Advisor hereby appoints the Sub-Advisor, and the Sub-Advisor hereby accepts appointment, to manage all the investments of the Fund in accordance with subparagraph 1(b) of this Agreement. The Sub-Advisor shall pay the salaries and fees of all personnel of the Sub-Advisor performing services for the Fund relating to research, statistical and investment activities.

          (A) INVESTMENT ADVICE: If and to the extent requested by the Advisor, the Sub-Advisor shall provide investment advice to the Fund and the Advisor with respect to all or a portion of the investments of the Fund, and in connection with such advice shall furnish the Fund and the Advisor such factual information, research reports and investment recommendations as the Advisor may reasonably require. Such information may include written and oral reports and analyses.

          (B) INVESTMENT MANAGEMENT: If and to the extent requested by the Advisor, the Sub-Advisor shall, subject to the supervision of the Advisor, manage all or a portion of the investments of the Fund in accordance with the investment objective, policies and limitations provided in the Fund's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 (the "1940 Act") and rules thereunder as amended from time to time, and such other limitations as the Fund or Advisor may impose by notice to the Sub-Advisor. With respect to the portion of the investments of the Fund under its management, the Sub-Advisor is authorized to make investment decisions on behalf of the Fund with regard to any stock, bond, other security or investment instruments, and to place order for the purchase and sale of such securities or investment instrument through such broker-dealers as the Sub-Advisor may select. The Sub-Advisor is also authorized to provide additional investment management services to the Fund, including but not limited to services such as managing foreign currency investments, purchasing and selling or writing futures and options contracts, borrowing money, or lending
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     securities on behalf of the Fund. All investment management and any other activities of the Sub-Advisor shall at all times be subject to the control and direction of the Advisor and the Fund's Board of Directors.

          (C) SUBSIDIARIES AND AFFILIATES: The Sub-Advisor may perform any or all of the services contemplated by this Agreement directly or through such of its subsidiaries or other affiliated persons as the Sub-Advisor shall determine; provided, however, that performance of such services through such subsidiaries or other affiliated persons shall have been approved by the Fund to the extent required pursuant to the 1940 Act and rules thereunder.

     2. INFORMATION TO BE PROVIDED TO THE FUND AND THE ADVISOR: The Sub-Advisor shall furnish such reports, evaluations, information or analyses to the Fund and the Advisor as the Fund's Board of Directors or the Advisor may reasonably request from time to time, or as the Sub-Advisor may deem to be desirable.

     3. BROKERAGE: In connection with the services provided under paragraph (b) of paragraph 1 of this Agreement, the Sub-Advisor shall place all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by the Sub-Advisor, which may include brokers or dealers affiliated with the Advisor or Sub-Advisor. The Sub-Advisor shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Fund and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or to the other accounts over which the Sub-Advisor or Advisor exercise investment discretion. The Sub-Advisor is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction in the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities, which the Sub-Advisor has with respect to accounts over which it exercises investment discretion. The Directors of the Fund shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

     4. COMPENSATION: The Advisor shall compensate the Sub-Advisor on the following basis for the services to be furnished hereunder.

          (A) INVESTMENT ADVISORY FEE: For services provided under subparagraph
     (a) of paragraph 1 of this Agreement, the Advisor agrees to pay the Sub-Advisor a monthly Sub-Advisory Fee. The Sub-Advisory Fee shall be equal to: (i) 30% of the monthly management fee rate (including performance adjustments, if any) that the Advisor receives under its Investment Advisory Agreement, multiplied by (ii) the fraction equal to the net assets of the Fund as to which the Sub-Advisor shall have provided investment advice divided by the net assets of the Fund for that month.

          (B) INVESTMENT MANAGEMENT FEE: For services provided under subparagraph (b) of paragraph 1 of this Agreement, the Advisor agrees to pay the Sub-Advisor a monthly Investment Management Fee. The Investment Management Fee shall be equal to: (1) 50% of the monthly management fee rate (including performance adjustments, if any) that the Advisor receives under its Investment Advisory Agreement with the Fidelity Management & Research Company and the Fund, multiplied by: (ii) the fraction equal to the net assets of the Fund as to which the Sub-Advisor shall have provided investment management Services divided by the net assets of the Fund for that month. If in any fiscal year the aggregate expenses of the Fund exceed any applicable expense limitation imposed by any state or federal securities laws or regulations, and the Advisor waives all or a portion of its management fee or reimburses the Fund for expenses to the extent required to satisfy such limitation, the Investment Management Fee paid to the Sub-Advisor will be reduced by 50% of the amount of such waivers or reimbursements multiplied by the fraction determined in (ii). If the Sub-Advisor reduces its fees to reflect such waivers or reimbursements and the Advisor subsequently recovers all or any portion of such waivers and reimbursements, then the Sub-Advisor shall be entitled to receive from the Advisor a proportionate share of the amount recovered.

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     To the extent that waivers and reimbursements by the Advisor required by such limitations are in excess of the Advisor's management fee, the Investment Management Fee paid to the Sub-Advisor will be reduced to zero for that month, but in no event shall the Sub-Advisor be required to reimburse the Advisor for all or a portion of such exceed reimbursements.

          (C) PROVISION OF MULTIPLE SERVICES: If the Sub-Advisor shall have provided both investment advisory services under subparagraph (a) and investment management services under subparagraph (b) of paragraph 1 for the same portion of the investments of the Fund for the same period, the fees paid to the Sub-Advisor with respect to such investments shall be calculated exclusively under subparagraph (b) of this paragraph 4.

     5. EXPENSES: It is understood that the Fund will pay all of its expenses other than those expressly stated to be payable by the Sub-Advisor hereunder or by the Advisor under the Investment Advisory Agreement, or by the Fund's Investment Manager under the Investment Management Agreement with the Fund, which expenses payable by the Fund shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Fund's Directors other than those who are "interested persons" of the Fund, the Sub-Advisor or the Advisor; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Fund's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund; (viii) all other expenses incidental to holding meetings of the Fund's shareholders, including proxy solicitations therefor; (ix) 50% of insurance premiums for fidelity and other coverage; (x) its proportionate share of association membership dues; (xi) expenses of typesetting for printing Prospectuses and supplements thereto; (xii) expenses of printing and mailing Prospectuses and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party and the legal obligations which the Fund may have to indemnify its Directors and officers with respect thereto.

     6. INTERESTED PERSONS: It is understood that Directors, officers, and shareholders of the Fund are or may be or become interested in the Advisor or the Sub-Advisor as directors, officers or otherwise and that directors, officers and stockholders of the Advisor or the Sub-Advisor are or may be or become similarly interested in the Fund, and that the Advisor or the Sub-Advisor may be or become interested in the Fund as a shareholder or otherwise.

     7. SERVICES TO OTHER COMPANIES OR ACCOUNTS: The services of the Sub-Advisor to the Advisor are not to be deemed to be exclusive, the Sub-Advisor being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Advisor's ability to meet all of its obligations hereunder. The Sub-Advisor shall for all purposes be an independent contractor and not an agent or employee of the Advisor or the Fund.

     8. STANDARD OF CARE: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Advisor, the Sub-Advisor shall not be subject to liability to the Advisor, the Fund or to any shareholder for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or other investment instrument.

     9. DURATION AND TERMINATION OF AGREEMENT; AMENDMENTS:

          (a) Subject to prior termination as provided in subparagraph (d) of
     this paragraph 9, this Agreement shall continue in force until           ,
     1996 and indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved at least annually by vote of the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund.

          (b) This Agreement may be modified by mutual consent of the Advisor, the Sub-Advisor and the Fund, such consent on the part of the Fund to be authorized by vote of a majority of the outstanding voting securities of the Fund.

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          (c) In addition to the requirements of subparagraphs (a) and (b) of this paragraph 9, the terms of any continuance or modification of this Agreement must have been approved by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons or any such party, cast in person at a meeting called for the purpose of voting on such approval.

          (d) Either the Advisor, the Sub-Advisor or the Fund may, at any time on sixty (60) days prior written notice to the other parties, terminate this Agreement, without payment of any penalty, by action of its Board of Directors, or with respect to the Fund by vote of a majority of its outstanding voting securities. This Agreement shall terminate automatically in the event of its assignment.

     10. GOVERNING LAW: This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

     The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," "investment advisor," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

     IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

FIDELITY INTERNATIONAL INVESTMENT
ADVISORS



BY:      /s/  DAVID J. SAUL
    ----------------------------------
    Title

FIDELITY INVESTMENTS JAPAN LIMITED



BY: /s/
    ----------------------------------
    Title

FIDELITY ADVISOR KOREA FUND, INC.



BY:      /s/  GARY L. FRENCH
    ----------------------------------
    Title

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